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                                    AMENDMENT
                          (EFFECTIVE NOVEMBER 1, 1994)
                                     TO THE
                       SUB-INVESTMENT MANAGEMENT AGREEMENT
                           (EFFECTIVE JANUARY 1, 1994)
                                     BETWEEN
               LINCOLN NATIONAL INVESTMENT MANAGEMENT COMPANY AND
                            JANUS CAPITAL CORPORATION



Sub-paragraph 1(b) of the Agreement relating to investment management for Lincoln National Capital Appreciation Fund, Inc. is hereby amended to insert the following sentence after the first sentence in that sub-paragraph:

         "The Fund shall own and control all the pertinent records pertaining to transactions under this Agreement."


                         THE LINCOLN NATIONAL INVESTMENT MANAGEMENT COMPANY

                         By:  /s/ H. Thomas McMeekin
                             ------------------------


                         JANUS CAPITAL CORPORATION

                         By:  /s/ Stephen Steineker
                             ------------------------